Exhibit 99.1

NETLIST REPORTS THIRD QUARTER 2015 RESULTS

IRVINE, CALIFORNIA, November 10, 2015 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance memory solutions for the cloud computing and storage markets, today reported financial results for the third quarter ended September 26, 2015.

Revenues for the three months ended September 26, 2015, were $1.6 million, compared to revenues of $4.8 million for the third quarter ended September 27, 2014.  Gross profit for the three months ended September 26, 2015, was $24,000 compared to a gross profit of $1.1 million, for the third quarter ended September 27, 2014.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was a loss of ($3.6) million for the third quarter ended September 26, 2015, compared to an adjusted EBITDA loss of ($3.0) million for the prior year period.

Net loss for the third quarter ended September 26, 2015, was ($5.4) million, or ($0.11) loss per share, compared to a net loss in the prior year period of ($4.1) million, or ($0.10) loss per share.  These results include stock-based compensation expense of $0.4 million for the third quarter of 2015 and $0.5 million for the third quarter of 2014.

As of September 26, 2015, cash and cash equivalents and restricted cash were $13.3 million, total assets were $16.6 million, working capital was $0.1 million, total debt, net of debt discounts, was $7.6 million, and stockholders’ equity was $0.4 million.

“The third quarter results reflect the current transition phase of our business and the significant R&D investments being made in our new hybrid memory technologies,” said C.K. Hong, Netlist’s Chief Executive Officer. “We are making solid progress in the development of HyperVault, and are engaged in active strategic discussions to bring this groundbreaking technology to market. In addition, we are positioning the Company for an upturn in the business in 2016 with key hires in engineering, sales and marketing, particularly in response to strong customer interest in the ExpressVault (EV3) product line.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, November 10, 2015 at 5:00 p.m. Eastern Time to review the company’s results for the third quarter ended September 26, 2015.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, stock-based compensation and net other  expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

Adjusted EBITDA loss is a non-GAAP measure in which the net interest expense, provision for income taxes, depreciation and amortization, stock-based compensation and net other (income) expense are added back to the GAAP basis loss. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the condensed consolidated financial statements portion of this release under the heading “Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA.”

About Netlist:

Netlist creates solutions that accelerate turning data into information. We design and manufacture controller and software-based memory solutions for our OEM and Hyperscale customers in the server and storage markets. Flagship products NVvault® and EXPRESSvault™ accelerate system performance and provide mission critical fault tolerance. HyperVault®, Netlist’s next-generation technology, expands the performance and capacity of memory channel storage. The company holds a portfolio of patents, many seminal, in the area of hybrid memory, rank multiplication and load-reduction, among others. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing and operation facilities in Suzhou, People’s Republic of China. To learn more, please visit www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; our limited capital resources; the success of product partnerships; continuing development, qualification and volume production of HyperVault™, EXPRESSvault™, NVvault®, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the decrease in sales; our ability to leverage our NVvault® and EXPRESSvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including risks associated with the inherent uncertainty of the litigation process; patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on March 27, 2015, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Mike Smargiassi or Jenny Perales	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc.

Consolidated Balance Sheets

(in thousands)

	(unaudited)	(audited)
	September 26,	December 27,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$12,647	$11,040
Restricted cash	700	700
Accounts receivable, net	457	1,091
Inventories	1,841	1,880
Prepaid expenses and other current assets	692	988
Total current assets	16,337	15,699

Property and equipment, net	218	393
Other assets	64	150
Total assets	$16,619	$16,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,902	$3,957
Accrued payroll and related liabilities	753	710
Accrued expenses and other current liabilities	468	420
Accrued engineering charges	500	500
Current portion of long-term debt, net of debt discount	7,569	2,205
Total current liabilities	16,192	7,792
Long-term debt, net of current portion and debt discount	—	3,632
Long-term warranty liability	47	99
Total liabilities	16,239	11,523

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Common stock	50	41
Additional paid-in capital	129,381	117,546
Accumulated deficit	(129,051)	(112,868)
Total stockholders’ equity	380	4,719
Total liabilities and stockholders’ equity	$16,619	$16,242

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014

Net sales	$1,617	$4,791	$5,160	$16,679
Cost of sales(1)	1,593	3,678	4,332	12,602
Gross profit	24	1,113	828	4,077
Operating expenses:
Research and development(1)	1,449	1,445	4,369	3,555
Intellectual property legal fees	899	1,552	6,679	3,719
Selling, general and administrative(1)	1,710	1,782	5,213	5,185
Total operating expenses	4,058	4,779	16,261	12,459
Operating loss	(4,034)	(3,666)	(15,433)	(8,382)
Other expense, net:
Interest expense, net	(447)	(393)	(1,416)	(1,181)
Other income (expense), net	(889)	—	667	(5)
Total other expense, net	(1,336)	(393)	(749)	(1,186)
Loss before provision for income tax	(5,370)	(4,059)	(16,182)	(9,568)
Provision for income taxes	—	—	1	2
Net loss	$(5,370)	$(4,059)	$(16,183)	$(9,570)
Net loss per common share:
Basic and diluted	$(0.11)	$(0.10)	$(0.33)	$(0.24)

Weighted-average common shares outstanding:
Basic and diluted	50,354	41,472	48,471	39,911

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$11	$13	$37	$42
Research and development	123	179	461	548
Selling, general and administrative	240	313	795	961

Netlist, Inc.

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2015	2014	2015	2014

GAAP net loss	$(5,370)	$(4,059)	$(16,183)	$(9,570)

Interest expense, net	447	393	1,416	1,181
Provision for income taxes	—	—	1	2
Depreciation and amortization	30	187	312	722
EBITDA (loss)	(4,893)	(3,479)	(14,454)	(7,665)

Stock-based compensation	374	505	1,293	1,551
Other expense (income), net	889	—	(667)	5
Adjusted EBITDA (loss)	$(3,630)	$(2,974)	$(13,828)	$(6,109)